Exhibit 99.1

FOR RELEASE:	NEW HARTFORD, NY, April 8, 2021
CONTACT:	Christopher R. Byrnes (315) 743-8376
chris_byrnes@partech.com, www.partech.com

PAR Technology Corporation acquires Leading Loyalty Provider Punchh Inc. for $500MM, Becoming a Unified Commerce Cloud Platform for Enterprise Restaurants.

Equity funding for the transaction led by Ron Shaich’s Act III Holdings and funds and accounts advised by T. Rowe Price Associates, Inc.

NEW HARTFORD, N.Y., April 8, 2021 – PAR Technology Corporation (NYSE: PAR), a leading global provider of restaurant software, today announced that it has acquired Punchh Inc. (“Punchh”), a leader in loyalty and guest engagement solutions, for approximately $500 million paid in cash and shares of PAR common stock to Punchh stockholders. This acquisition makes PAR a unified commerce cloud platform for enterprise restaurants and positions PAR to lead the industry with integrated point-of-sale, back office, payment and guest engagement solutions.

Savneet Singh, PAR Technology Corporation CEO & President, said “Today there is a conflict between restaurants and technology. The quantity of new software applications is making it difficult for restaurants to navigate complex integration networks and taking away from focusing on their guests. Meanwhile, online marketplaces are becoming intermediaries between restaurants and their guests. With the Punchh acquisition, we are building a platform that enables restaurants to scale quickly, own their path to innovation, and take back their guest relationship. This eliminates the need for juggling disjointed vendors, developing cumbersome point-to-point integrations, and relying on 3rd party dependencies. At the same time, Punchh advances our ability to provide customers with an end-to-end solution, from guest-to-kitchen, through one unified data source.”

Singh added, “In our view, Punchh is the pre-eminent loyalty and CRM SaaS provider to enterprise restaurants. They boast a blue-chip roster of customers, industry-leading growth, 100%+ net dollar retention and very high customer NPS scores. Punchh’s highly experienced team are among the industry’s best – we’re beyond excited to have them join us on our ambitious journey. I am also pleased to report that the combined companies, on a pro-forma basis, at the end of 2020, would have generated $65 million in run-rate ARR, while maintaining our growth and net dollar retention.”

Shyam Rao, Co-founder and President of Punchh, said “With its Brink POS®, PAR has been a Punchh partner for many years. We’ve gotten to know them while jointly servicing customers and have always been impressed with their focus on their customer’s success. PAR’s point-of-sale and back-office solutions combined with our loyalty and engagement platform give customers an end-to-end solution for top-line growth, profitable guest relationships and operational efficiencies. We’re excited to join the PAR team and further our offerings to the hospitality industry.”

PAR financed the cash consideration of the purchase price through a combination of equity and debt, including proceeds from the sale of $160 million of PAR common stock to PAR Act III, LLC (“Act III”) and to funds and accounts advised by T. Rowe Price Associates, Inc. and a $180 million senior secured term loan under a credit agreement, with Owl Rock First Lien Master Fund, L.P., as administrative and collateral agent.

Keith Pascal, Act III Partner, joins the Board of Directors of PAR Technology Corporation and, Ron Shaich, Act III Managing Partner and founder of Panera Bread, takes a Board Observer seat.

Shaich said, “We are thrilled to join this journey with PAR and Punchh. As a founder and long-time CEO of a large restaurant company, I understand first-hand the struggles of trying to power a large enterprise by gluing together disparate technologies from multiple vendors which results in silos of data, increased management costs and barriers to agile innovation. However, those restaurant brands that can create a differentiated guest experience, aided by seamless omnichannel technology and a superior understanding of their guests’ preferences and behaviors, will be best positioned to win in the ever increasingly competitive restaurant marketplace. I believe PAR’s vision of a unified commerce cloud will enable more restaurant enterprises to compete effectively and efficiently in the digital arms race.”

Goldman Sachs & Co. LLC served as financial advisor to PAR Technology Corporation, and as sole placement agent in connection with the concurrent financing transactions.  Gibson, Dunn & Crutcher LLP served as legal counsel to PAR Technology Corporation in connection with the acquisition and financing transactions.

J.P. Morgan Securities LLC served as exclusive financial advisor and Fenwick & West LLP as legal counsel to Punchh.

PAR Management will host a conference call to discuss the transaction at 10:30 a.m. ET on Thursday, April 8, 2021.  To participate in the call, please call 844-419-5412, approximately 10 minutes in advance.  No passcode is required to participate in the live call.  Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the internet by visiting PAR’s website at www.partech.com/about-us/investor-relations/ Alternatively, listeners may access an archived version of the presentation call after 8:30 p.m. on April 8 through April 15, 2021 by dialing 855-859-2056 and using conference ID 9192656.

PAR Technology looks forward to your participation in this conference call. Please call Tiffani Temple at 315-738-0600 x 6325 with any questions.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical in nature, but rather are predictive of PAR’s future operations, financial condition, business strategies and prospects.  Forward-looking statements are generally identified by words such as “anticipate”, “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions.  Forward-looking statements are based on current expectations and assumptions as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategies, that are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including potential business uncertainties relating to the acquisition, disruptions to PAR’s business and operational relationships, PAR’s ability to achieve anticipated synergies, and the anticipated costs, timing and complexity of integration.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in PAR’s Annual Report on Form 10-K for the year ended December 31, 2020 and PAR’s other filings with the SEC. PAR undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About PAR Technology Corporation
PAR Technology Corporation through its wholly owned subsidiary ParTech, Inc., is a customer success-driven, global technology company with over 100,000 restaurants in more than 110 countries using its point-of-sale hardware and SaaS software. PAR Technology Corporation’s stock is traded on the New York Stock Exchange under the symbol PAR (NYSE: PAR). For more information, visit www.partech.com or connect with PAR on Facebook or Twitter.

About Punchh
Punchh is a leading loyalty and engagement solution for restaurant, retail, and convenience store brands. For a decade Punchh has created consistent, modern loyalty experiences to help physical retailers understand their guests and use real data insights to serve them best. Powered through A.I., the company builds meaningful relationships and dramatically increases lifetime guests. For more information please visit www.punchh.com.

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